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                                                     RULE NO. 424(b)(3)
                                                     REGISTRATION NO. 333-70255


               Prospectus Supplement No. 4 dated March 30, 1999
                    to the Prospectus (the "Prospectus") of
                    United Rentals, Inc. (the "Company"),
                             dated January 7, 1999
               (included in Registration Statement on Form S-3,
                          Registration No. 333-70255)

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         The individuals and entities listed in the Prospectus under the caption "Selling Security Holders" may from time to time pledge certain of the shares of Common Stock of the Company listed in the Prospectus as being held by such selling security holder. In such case, the pledgee of the shares of Common Stock of the Company is to be considered a selling security holder for purposes of the Prospectus with respect to such shares.